UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

THE CONTAINER STORE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A filing consists of communications from The Container Store Group, Inc., a Delaware corporation (the “Company” or “TCS”), to the Company’s employees relating to the Securities Purchase Agreement, dated October 15, 2024, by and between the Company and Beyond, Inc. (“Beyond”) and the related collaboration between the Company and Beyond.

The following letter was sent to the Company’s employees on October 15, 2024:

Filed by The Container Store Group, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: The Container Store Group, Inc.

Commission File No.: 001-36161

TCS Team:

I am writing to share some exciting news regarding a new strategic partnership that is expected to improve our company's financial position and accelerate our strategic initiatives helping return the Company to profitable comparable store growth over time. Today we announced an agreement with Beyond, Inc. that includes a potential preferred equity investment of $40 million, which would bolster our liquidity and provide capital to further invest in our business.

Although the terms of this forthcoming partnership are still being finalized among our leadership teams, we expect mutual benefit from initiatives such as cross-selling products, leveraging each other’s core strengths and customer base, and integrating joint loyalty programs. Recognizing the synergies between our brands, we believe this strategic partnership will drive growth and create mutual value for our organizations. This transaction is a testament to the strength of our brand, our business model, and our team.

It is important to emphasize that this investment does not change our independence or core mission. If issued, the preferred stock to Beyond can be converted to common stock equating to approximately 40% of our common equity after a shareholder vote and satisfaction of other conditions. The agreement enables us to harness Beyond’s data platform and analytics to better identify and target customers at critical points in their purchase journeys and enhance communications with new and existing customers. It will allow us to extend the reach of our amazing Custom Spaces offering across Beyond’s channels and will enable us to infuse our general merchandise assortment with the most popular SKUs from the legacy Bed Bath & Beyond business. By deepening our relationship with customers, expanding our reach, and augmenting our respective capabilities, we believe we can accelerate our return to positive same-store sales growth and profitability.

In addition to the above, we are working with our professional advisors and our lenders to refinance or amend and extend our existing credit facilities, which would better position us for long term success and is a prerequisite to Beyond’s investment. These steps, along with our new strategic partnership with Beyond, are expected to help strengthen our financial position.

We understand this is a lot to take in, but we wanted to share how optimistic we are about the future of this company, especially with the addition of our new partnership.

Thank you all for your dedication and hard work. Your efforts are crucial as we navigate these changes and work towards a stronger future. I look forward to continuing our journey together as we execute our strategic plan and seize the opportunities ahead.

Best regards,

Satish Malhotra
CEO, The Container Store

About The Container Store Group, Inc.

The Container Store Group, Inc. (NYSE: TCS) is the nation’s leading specialty retailer of organizing solutions, custom spaces, and in-home services – a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 10,000 products designed to transform lives through the power of organization.

Visit www.containerstore.com for more information about products, store locations, services offered and real-life inspiration.

Follow The Container Store on Facebook, X, Instagram, TikTok, YouTube, Pinterest, and LinkedIn.

Additional Information About the Transaction and Where to Find It

This communication relates to, among other things, the proposed transaction of the issuance of preferred stock by the Company pursuant to the definitive documents, which provides that the Company shall use efforts to call and hold a special meeting of the stockholders of the Company, as promptly as reasonably practicable following the closing of the transaction, to seek stockholder approval. In connection with the proposed special meeting of stockholders to seek stockholder approval, the Company will file relevant materials with the Securities Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the Securities Exchange Commission or send to its stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE CONTAINER STORE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONTAINER STORE AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by The Container Store with the SEC at the SEC’s website at www.sec.gov or from The Container Store at its website at https://investor.containerstore.com.

Participants in the Solicitation

The Container Store and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of The Container Store’s stockholders in connection with the proposed transaction will be set forth in The Container Store’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by The Container Store’s stockholders. You may also find additional information about The Container Store’s directors and executive officers in The Container Store’s Annual Report on Form 10-K for the fiscal year ended March 30, 2024, which was filed with the SEC on May 28, 2024, The Container Store’s Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on July 9, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the terms and potential benefits of our collaboration with Beyond; expectations regarding positive same store sales growth, improved profitability and creating shareholder value; Beyond’s potential equity investment, the potential amendment or refinancing of our debt; and our strategies, priorities, challenges and initiatives and growth opportunities. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks relating to our collaboration with Beyond; the equity investment by Beyond is subject to conditions, including our ability to amend or refinance our debt in a manner commercially acceptable to Beyond; and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K on May 28, 2024 filed with the Securities and Exchange Commission (the “SEC”) and our other reports filed with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication. Any such forward-looking statements represent management’s estimates as of the date of this communication. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this communication.